Filed Pursuant to Rule 433
                                                          File No. 333-130390-04

                                  COMM 2007-C9
                          $2,543,860,000 (APPROXIMATE)

Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") has filed a registration statement (including a prospectus) (File no. 333-130390) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611 or by email to the following address: brian.trotta@db.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

Deal Name: COMM 2007 - C9
           --------------

                          % of Deal  Initial DCR  Initial LTV  Maturity LTV
                          ---------  -----------  -----------  ------------

Whole Deal (1)              100.0%      1.40x        67.1%        64.2%
Top Ten Only (1)             52.8%      1.46x        63.7%        63.1%
Non-Top Ten (1)              47.2%      1.33x        70.9%        65.5%
Investment Grade (1)          4.7%      1.69x        39.3%        38.3%
Non-Investment Grade (1)     95.3%      1.38x        68.4%        65.5%
Multifamily Tranche (1)       8.9%      1.42x        69.3%        66.1%

(1) Statistics reflect the movement of the $15.1MM Pullman Portfolio Loan and the $4.497MM Pacific Boulevard Retail Loan from Loan Group 2 (as initially presented in the FWP) to Loan Group 1 which will be accurately reflected in the final prospectus supplement as well as the removal of the $12.4MM Fishkill Holiday Inn Loan from the overall transaction.

Which, if any, of the loans in Loan Group 2 allow future secured or unsecured debt? What are the terms under which future debt is allowed and how much is available?

            Please refer to the "DESCRIPTION OF THE MORTGAGE POOL--Other Financing" beginning on page S-152 of the Free Writing Prospectus dated July 23, 2007.

Are any of the loans in the pool underwritten with future income included in the debt service coverage ratio? Stated another way, are any of the loans underwritten with revenues in excess of the as is rent roll? Or that includes a significant master lease from the borrower. (This question does not concern income that is added to revenue that is immediately backed out through vacancy.)

            Please refer to the "DESCRIPTION OF THE MORTGAGE POOL--Definitions" on page S-142 as well as the "FOOTNOTES TO ANNEX A-1" of the Free Writing Prospectus dated July 23, 2007.

================================================================================

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or emailing Brian Trotta at brian.trotta@db.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

                          $2,543,860,000 (APPROXIMATE)

Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") has filed a registration statement (including a prospectus) (File no. 333-130390) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611 or by email to the following address: brian.trotta@db.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

COMM 2007-C9

             ANNEX A-3 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY
                         AND MANUFACTURED HOUSING LOANS
             ------------------------------------------------------


                                                                           % of                     Mortgage
                                                                       Initial Pool       # of        Loan
 ID     Property Name                                     Loan Group     Balance       Properties   Seller(1)
-----   -----------------------------------------------   ----------   ------------    ----------   ---------
   13   Georgian Towers                                        2           2.32%            1         GACC
   21   Fountain Glen at Kentlands Apartments                  2           0.97%            1         GACC
   42   Mission Mayfield Downs                                 2           0.53%            1         GACC
   43   Roosevelt Place                                        2           0.52%            1        Capmark
   44   Pullman Portfolio                                      1           0.52%           11         GACC
44.01   Coffeehouse                                            1           0.14%            1         GACC
44.02   Grandview Park                                         1           0.07%            1         GACC
44.03   Campus Ridge                                           1           0.07%            1         GACC
44.04   Greystone Church                                       1           0.06%            1         GACC
44.05   Cougar Place                                           1           0.05%            1         GACC
44.06   Cougar Tower                                           1           0.04%            1         GACC
44.07   915/917 & 920 NE C Street                              1           0.03%            1         GACC
44.08   450 & 520 NE Oak Street, 820 NE Colorado Street        1           0.02%            1         GACC
44.09   510 Oak Street                                         1           0.02%            1         GACC
44.10   925/927 Maple Street                                   1           0.01%            1         GACC
44.11   945/965 Maple Street                                   1           0.01%            1         GACC
   45   The Village at Mayfield Apartments                     2           0.51%            1         GACC
   46   Brentmoor Apartments                                   2           0.50%            1         GACC
   49   Davis Commons Apartments                               2           0.49%            1        Capmark
   57   Vanowen Apartments                                     2           0.38%            1         GACC
   59   99 Sutton Street                                       2           0.36%            1         GACC
   69   Hubbard Portfolio- Montlimar Apartments                2           0.28%            1        Capmark
   70   25 Jay Street                                          2           0.28%            1         GACC
   75   Charles Passage                                        2           0.26%            1        KeyBank
   76   599 3rd Street                                         2           0.25%            1         GACC
   81   Hubbard Portfolio- Turtle Creek Apartments             2           0.22%            1        Capmark
   87   Hubbard Portfolio- Hunter's Pointe Apartments          2           0.19%            1        Capmark
   92   Shaker Point Apartments                                2           0.16%            1        KeyBank
   93   Pacific Boulevard Retail                               1           0.16%            1         GACC
   94   Avalon MHP                                             2           0.15%            1         GACC
  100   Garden Ridge Apartments                                2           0.12%            1         GACC
  101   Verona                                                 2           0.12%            1         GACC
  105   Carl Junction Apartments                               2           0.10%            1        KeyBank
  107   Hubbard Portfolio- Pineview Landing                    2           0.10%            1        Capmark
  108   Hubbard Portfolio- Creekside Apartments                2           0.10%            1        Capmark


          Cut-off     General                Detailed
           Date       Property               Property
 ID       Balance     Type                   Type
-----   -----------   --------------------   -------------------------
   13   $67,000,000   Multifamily            Conventional
   21   $28,000,000   Multifamily            Conventional
   42   $15,250,000   Multifamily            Conventional
   43   $15,130,000   Multifamily            Conventional
   44   $15,100,000   Multifamily            Student Housing
44.01    $4,111,106   Multifamily            Student Housing
44.02    $1,968,473   Multifamily            Student Housing
44.03    $1,879,362   Multifamily            Student Housing
44.04    $1,761,902   Multifamily            Student Housing
44.05    $1,409,522   Multifamily            Student Housing
44.06    $1,174,602   Multifamily            Student Housing
44.07      $939,682   Multifamily            Student Housing
44.08      $704,761   Multifamily            Student Housing
44.09      $704,761   Multifamily            Student Housing
44.10      $234,920   Multifamily            Student Housing
44.11      $210,908   Multifamily            Student Housing
   45   $14,750,000   Multifamily            Conventional
   46   $14,500,000   Multifamily            Conventional
   49   $14,000,000   Multifamily            Conventional
   57   $11,070,000   Multifamily            Conventional
   59   $10,400,000   Multifamily            Conventional
   69    $8,204,589   Multifamily            Conventional
   70    $8,200,000   Multifamily            Multifamily/Retail
   75    $7,500,000   Multifamily            Conventional
   76    $7,350,000   Multifamily            Conventional
   81    $6,358,057   Multifamily            Conventional
   87    $5,339,970   Multifamily            Conventional
   92    $4,550,000   Multifamily            Conventional
   93    $4,496,826   Retail                 Retail/Office/Multifamily
   94    $4,400,000   Manufactured Housing   Manufactured Housing
  100    $3,500,000   Multifamily            Conventional
  101    $3,400,000   Multifamily            Student Housing
  105    $2,994,883   Multifamily            Conventional
  107    $2,884,582   Multifamily            Conventional
  108    $2,774,788   Multifamily            Conventional


 ID     Address                                                                City               County
-----   --------------------------------------------------------------------   ----------------   -------------
   13   8750 Georgia Avenue                                                    Silver Spring      Montgomery
   21   217-221 Booth Street                                                   Gaithersburg       Montgomery
   42   2901 Mayfield Road                                                     Grand Prairie      Tarrant
   43   6242 Roosevelt Boulevard; 1315 Howell Street; 1319 Cheltenham Avenue   Philadelphia       Philadelphia
   44   Various                                                                Pullman            Whitman
44.01   1000 SE Latah Street                                                   Pullman            Whitman
44.02   955 NE Maple Street                                                    Pullman            Whitman
44.03   605 NE Ruby Street                                                     Pullman            Whitman
44.04   430 NE Maple Street                                                    Pullman            Whitman
44.05   850 NE C Street                                                        Pullman            Whitman
44.06   818 NE C Street                                                        Pullman            Whitman
44.07   915/917 & 920 NE C Street                                              Pullman            Whitman
44.08   450 & 520 NE Oak Street, 820 NE Colorado Street                        Pullman            Whitman
44.09   510 Oak Street                                                         Pullman            Whitman
44.10   925/927 Maple Street                                                   Pullman            Whitman
44.11   945/965 Maple Street                                                   Pullman            Whitman
   45   919 Aintree Park Drive                                                 Mayfield Village   Cuyahoga
   46   2080 Brentmoor Drive                                                   Raleigh            Wake
   49   8415 University Station Circle                                         Charlotte          Mecklenburg
   57   21021 Vanowen Street                                                   Canoga Park        Los Angeles
   59   99 Sutton Street                                                       Brooklyn           Kings
   69   1417 Azalea Road                                                       Mobile             Mobile
   70   25 Jay Street                                                          Brooklyn           Kings
   75   110 Second Street                                                      Cambridge          Middlesex
   76   599 3rd Street                                                         San Francisco      San Francisco
   81   3400 Lloyd's Lane                                                      Mobile             Mobile
   87   3205 Lloyd's Lane                                                      Mobile             Mobile
   92   1095 Shaker Point Way                                                  Harrison           Hamilton
   93   6217-6223 Pacific Boulevard & 2569-2575 Clarendon Avenue               Huntington Park    Los Angeles
   94   3319 Avalon Street                                                     Riverside          Riverside
  100   6517 Melody Lane                                                       Dallas             Dallas
  101   3029 Shrine Place                                                      Los Angeles        Los Angeles
  105   201 Fir Road                                                           Carl Junction      Jasper
  107   160 Broadway Avenue                                                    Talladega          Talladega
  108   6655 Zeigler Boulevard                                                 Mobile             Mobile


                              Net       Loan per Net
                            Rentable    Rentable Area   Occupancy    Occupancy    Elevator(s)            Utilities
 ID     State   Zip Code   Units/Pads    Units/Pads       Rate       As-of Date    (Yes/No)           Paid by Tenant
-----   -----   --------   ----------   -------------   ---------    ----------   -----------   ---------------------------
   13    MD        20910          890         140,449       85.51%   4/30/2007        Yes                  None
   21    MD        20878          206         135,922       89.32%    6/1/2007        Yes                Electric
   42    TX        75052          258          59,109       89.92%   5/31/2007        No              Electric, Water
   43    PA        19149          248          61,008       96.37%   4/18/2007        No        Electric, Gas, Sewer, Water
   44    WA        99163          141         107,092       97.16%    6/5/2007        No                 Electric
44.01    WA        99163           35                      100.00%    6/5/2007        No                 Electric
44.02    WA        99163           28                       89.29%    6/5/2007        No                 Electric
44.03    WA        99163           16                      100.00%    6/5/2007        No                 Electric
44.04    WA        99163           15                      100.00%    6/5/2007        No                 Electric
44.05    WA        99163           12                      100.00%    6/5/2007        No                 Electric
44.06    WA        99163           10                      100.00%    6/5/2007        No                 Electric
44.07    WA        99163            8                       87.50%    6/5/2007        No                 Electric
44.08    WA        99163            6                      100.00%    6/5/2007        No                 Electric
44.09    WA        99163            6                      100.00%    6/5/2007        No                 Electric
44.10    WA        99163            2                      100.00%    6/5/2007        No                 Electric
44.11    WA        99163            3                      100.00%    6/5/2007        No                 Electric
   45    OH        44143          252          58,532       94.84%   2/14/2007        No        Electric, Gas, Sewer, Water
   46    NC        27604          228          63,596       93.86%   2/28/2007        No          Electric, Sewer, Water
   49    NC        28269          180          77,778       94.44%    5/7/2007        No          Electric, Sewer, Water
   57    CA        91303           80         138,375       98.75%    3/1/2007        No               Electric, Gas
   59    NY        11222           31         335,484      100.00%    4/4/2007        Yes              Electric, Gas
   69    AL        36693          256          32,049       96.48%    5/1/2007        No                   None
   70    NY        11201           25         328,000      100.00%   2/28/2007        No               Electric, Gas
   75    MA        02141           29         258,621       96.55%    6/1/2007        Yes             Electric, Water
   76    CA        94107           24         306,250      100.00%   3/31/2007        Yes                Electric
   81    AL        36693          200          31,790       96.00%   4/24/2007        No               Sewer, Water
   87    AL        36693          200          26,700       89.00%   4/24/2007        No                   None
   92    OH        45030           72          63,194       95.83%    6/1/2007        No           Electric, Gas, Water
   93    CA        90255       28,000             161       89.11%   4/19/2007        No               Electric, Gas
   94    CA        92509          110          40,000       98.18%    1/1/2007        No        Electric, Gas, Sewer, Water
  100    TX        75231          170          20,588       97.65%   8/26/2006        No                   None
  101    CA        90007           11         309,091      100.00%   8/15/2007        No               Electric, Gas
  105    MO        64834           34          88,085      100.00%    5/1/2007        No                   None
  107    AL        35160          128          22,536       99.22%    5/3/2007        No               Sewer, Water
  108    AL        36608          104          26,681      100.00%    5/2/2007        No                   None


                  Studios                           1 Bedroom                         2 Bedroom
        -------------------------------   -------------------------------   -------------------------------
          #     Avg Rent per     Max        #     Avg Rent per     Max        #     Avg Rent per     Max
 ID     Units     mo. ($)      Rent ($)   Units     mo. ($)      Rent ($)   Units     mo. ($)      Rent ($)
-----   -----   ------------   --------   -----   ------------   --------   -----   ------------   --------
   13     220          1,040      1,325     500          1,244      1,540     168          1,613      1,925
   21                                       124          1,165      1,450      82          1,827      2,290
   42                                       156            728        750      84            913        945
   43                                       228            671      1,650      20            829      2,250
   44                                        28                                24
44.01                                        19            560        616
44.02                                         4            570        570       9            788        808
44.03                                                                           1            760        760
44.04                                                                           5            814        830
44.05
44.06                                                                           3            861        866
44.07                                         2            375        390       1            710        710
44.08                                         3            365        390
44.09                                                                           5            550        560
44.10
44.11
   45                                        32            865        939     205            986      1,185
   46                                       118            681        789      98            812      1,346
   49                                        20            848        855      54            925      1,030
   57                                        26            953        975      41          1,368      1,395
   59                                                                           7          2,401      2,600
   69                                        64            453        489     144            518        559
   70      16          1,903      2,800       8          2,386      3,200       1          1,836      1,836
   75                                                                          27          2,269      2,600
   76                                         4          1,888      2,300      13          2,608      3,700
   81                                        80            438        480     120            514        564
   87                                        80            433        469     120            512        564
   92                                                                          72            716        775
   93                                         6            596        650
   94
  100      16            423        429      78            536        569      76            658        699
  101                                                                          11          3,178      3,260
  105                                                                          34          1,271      1,400
  107                                        24            343        400      72            393        440
  108                                        40            403        439      64            486        504


                 3 Bedroom                          4 Bedroom
        -------------------------------   -------------------------------
          #     Avg Rent per     Max        #     Avg Rent per     Max
 ID     Units     mo. ($)      Rent ($)   Units     mo. ($)      Rent ($)
-----   -----   ------------   --------   -----   ------------   --------
   13       2          1,959      2,042
   21
   42      18          1,135      1,135
   43
   44      50                                39
44.01      16          1,108      1,252
44.02      15          1,074      1,083
44.03       3          1,055      1,062      12          1,364      1,384
44.04       3          1,200      1,221       7          1,661      2,225
44.05       4          1,193      1,212       8          1,596      1,596
44.06       7          1,218      1,221
44.07       1            834        834       4          1,137      1,188
44.08       1          1,830      1,830       2          1,885      2,070
44.09                                         1          1,440      1,440
44.10                                         2          1,540      1,540
44.11                                         3          1,313      1,500
   45      15          1,330      1,375
   46      12            960        979
   49      90          1,047      1,060      16          1,101      1,110
   57      13          1,512      1,545
   59      24          2,896      4,052
   69      48            600        619
   70
   75       2          2,500      2,500
   76       7          4,264      5,500
   81
   87
   92
   93
   94
  100
  101
  105
  107      32            453        495
  108
